Financial News Release

CONTACTS:
Tom Liguori	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
Tom.liguori@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES THIRD QUARTER RESULTS

•	Revenue increased 6.6% sequentially

•	GAAP EPS from continuing operations was $0.73

•	Non-GAAP EPS from continuing operations was $0.77

•	Ended the quarter with $249.8 million in cash and marketable securities

Fort Collins, Colo., October 31, 2016 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the third quarter ended September 30, 2016. The company reported third quarter sales of $126.6 million. Third quarter GAAP income from continuing operations was $29.0 million, or $0.73 per diluted share. Non-GAAP income from continuing operations was $30.8 million, or $0.77 per diluted share.
“After a third straight quarter of compelling top and bottom line performance driven by strength in semiconductors, flat panel display and services, 2016 is shaping up to be an impressive year for AE,” said Yuval Wasserman, president and CEO of Advanced Energy. “Our leading precision power products and services continue to be chosen by our customers to support their move to next-generation technologies such as 3DNAND and 10nm Logic. With our semiconductor business showing no signs of slowing and the diversity of our Industrial applications growing, we are getting closer to our near-term aspirational goals.”
Third Quarter Results
Sales were $126.6 million compared with $118.8 million in the second quarter of 2016 and $109.8 million in the third quarter of 2015.

GAAP income from continuing operations was $29.0 million or $0.73 per diluted share in the third quarter of 2016 compared to $27.3 million or $0.68 per diluted share in the second quarter, and $23.3 million or $0.56 per diluted share in the third quarter of 2015.
Non-GAAP income from continuing operations was $30.8 million or $0.77 per diluted share in the third quarter of 2016 compared to $29.2 million or $0.73 per diluted share in the second quarter, and $24.9 million or $0.60 per diluted share in the same period last year. A reconciliation of non-GAAP measures is provided in the tables below.
The company ended the quarter with $249.8 million in cash and marketable securities.
Discontinued Operations
The company’s financial statements for all periods presented reflect results for the continuing precision power business, with the discontinued inverter business included in discontinued operations for both the balance sheet and income statement. Further financial detail regarding the amounts related to the discontinued inverter business are available in the company’s 2015 Annual Report on Form 10-K.
Fourth Quarter 2016 Guidance
Based on the company's current view, beliefs and assumptions, guidance for the fourth quarter of 2016 is within the following ranges:

Q4 2016
Revenues	$124M - $134M
GAAP operating margins from continuing operations	26% - 29%
GAAP EPS from continuing operations	$0.70 - $0.80
Non-GAAP operating margins from continuing operations	28% - 30%
Non-GAAP EPS from continuing operations	$0.75 - $0.85
Third Quarter 2016 Conference Call
Management will host a conference call tomorrow morning, Tuesday, November 1, 2016, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide the operator with the Conference ID Number 93755134, which has been reserved for this call. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter Conference ID Number 93755134. The replay will be available for one week following the conference call. A webcast will also be available on the company’s Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Non-GAAP Measures
This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock based compensation, amortization of intangible assets and restructuring costs, as well as acquisition related costs and other non-recurring items. For the fourth quarter ending December 31, 2016 guidance, the company expects stock based compensation of $1.3 million and amortization of intangibles of $1.0 million. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. The company uses these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends and evaluate financial impacts of various scenarios. In addition, management's incentive plans include these non-GAAP measures as criteria for achievements. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-

GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the fourth quarter ending December 31, 2016, expectations regarding future market trends and the company’s future performance within specific markets (e.g., statements regarding anticipated semiconductor and industrial market growth) and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products and services; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) delays in capital spending by end-users in our served markets; (d) the accuracy of the company’s estimates related to fulfilling solar inverter product warranty and post-warranty obligations; (e) the company’s ability to realize its plan to avoid additional costs after the solar inverter wind-down; (f) the accuracy of the company's assumptions on which its financial statement projections are based; (g) the impact of price changes, which may result from a variety of factors; (h) the timing of orders received from customers; (i) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (j) the company’s ability to obtain in a timely manner the materials necessary to manufacture its products; and (k) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015

Sales:
Product	$107,650	$94,238	$100,752	$294,695	$279,270
Service	18,902	15,518	18,013	53,666	48,650
Total sales	126,552	109,756	118,765	348,361	327,920
Cost of sales:
Product	49,835	43,770	47,334	137,984	129,840
Service	10,594	7,448	9,385	28,748	23,894
Total cost of sales	60,429	51,218	56,719	166,732	153,734
Gross profit	66,123	58,538	62,046	181,629	174,186
	52.2%	53.3%	52.2%	52.1%	53.1%
Operating expenses:
Research and development	11,293	10,370	11,266	33,324	30,114
Selling, general and administrative	19,421	16,585	19,377	56,814	49,976
Amortization of intangible assets	1,048	1,098	1,074	3,180	3,298
Restructuring benefit	—	317	—	—	315
Total operating expenses	31,762	28,370	31,717	93,318	83,703
Operating Income	34,361	30,168	30,329	88,311	90,483
Other income, net	(55)	(722)	836	1,138	447
Income from continuing operations before income taxes	34,306	29,446	31,165	89,449	90,930
Provision for income taxes	5,268	6,133	3,911	12,937	18,938
Income from continuing operations, net of income taxes	29,038	23,313	27,254	76,512	71,992
Income (loss) from discontinued operations, net of income taxes	1,323	(6,881)	3,277	6,661	(266,743)
Net income (loss)	$30,361	$16,432	$30,531	$83,173	$(194,751)

Basic weighted-average common shares outstanding	39,681	41,027	39,672	39,723	40,905
Diluted weighted-average common shares outstanding	39,967	41,319	39,969	40,015	40,905

Earnings per share:

Continuing operations:
Basic earnings per share	$0.73	$0.57	$0.69	$1.93	$1.76
Diluted earnings per share	$0.73	$0.56	$0.68	$1.91	$1.76

Discontinued operations:
Basic earnings (loss) per share	$0.03	$(0.17)	$0.08	$0.17	$(6.52)
Diluted earnings (loss) per share	$0.03	$(0.17)	$0.08	$0.17	$(6.52)

Net income:
Basic earnings (loss) per share	$0.77	$0.40	$0.77	$2.09	$(4.76)
Diluted earnings (loss) per share	$0.76	$0.40	$0.76	$2.08	$(4.76)

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2016	2015
ASSETS	Unaudited

Current assets:
Cash and cash equivalents	$244,292	$158,443
Marketable securities	5,538	11,986
Accounts receivable, net	69,410	54,959
Inventories, net	56,025	52,573
Deferred income tax assets	6,044	6,004
Income taxes receivable	7,902	9,040
Other current assets	8,166	7,868
Current assets of discontinued operations	23,491	41,902
Total current assets	420,868	342,775

Property and equipment, net	11,988	9,645

Deposits and other	1,673	1,729
Goodwill and intangibles, net	73,796	76,870
Deferred income tax assets	30,184	30,398
Non-current assets of discontinued operations	163	1,271
Total assets	$538,672	$462,688

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$37,180	$27,246
Other accrued expenses	41,070	40,357
Current liabilities of discontinued operations	17,232	36,481
Total current liabilities	95,482	104,084

Non-current liabilities of continuing operations	63,041	67,722
Non-current liabilities of discontinued operations	25,362	27,302
Long-term liabilities	88,403	95,024

Total liabilities	183,885	199,108

Stockholders' equity	354,787	263,580
Total liabilities and stockholders' equity	$538,672	$462,688

December 31, 2015 amounts are derived from the December 31, 2015 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015

Gross Profit from continuing operations, as reported	$66,123	$58,538	$62,046	$181,629	$174,186
Operating expenses from continuing operations, as reported	31,762	28,370	31,717	93,318	83,703
Adjustments:
Restructuring charges	—	(317)	—	—	(314)
Stock-based compensation	(1,301)	(733)	(1,569)	(4,299)	(1,913)
Amortization of intangible assets	(1,048)	(1,098)	(1,074)	(3,180)	(3,298)
Non-GAAP operating expenses from continuing operations	29,413	26,222	29,074	85,839	78,178
Non-GAAP operating income from continuing operations	$36,710	$32,316	$32,972	$95,790	$96,008

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015

Income from continuing operations, net of income taxes, as reported	$29,038	$23,313	$27,254	$76,512	$71,992
Adjustments:
Restructuring charges	—	317	—	—	314
Stock-based compensation	1,301	733	1,569	4,299	1,913
Amortization of intangible assets	1,048	1,098	1,074	3,180	3,298
Tax effect of Non-GAAP adjustments	(608)	(512)	(711)	(1,973)	(1,184)
Non-GAAP income from continuing operations, net of income taxes	$30,779	$24,949	$29,186	$82,018	$76,333

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015

Diluted earnings per share from continuing operations, as reported	$0.73	$0.56	$0.68	$1.91	$1.76
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.04	0.04	0.05	0.14	0.11
Non-GAAP per share earnings from continuing operations	$0.77	$0.60	$0.73	$2.05	$1.87

Reconciliation of Q4 2016 Guidance
	Low End	High End

Revenue	$124 million	$134 million

Reconciliation of Non-GAAP operating margin
GAAP operating margin	26%	29%
Stock-based compensation	1%	1%
Amortization of intangible assets	1%	—%
Non-GAAP operating margin	28%	30%

Reconciliation of Non-GAAP earnings per share
GAAP earnings per share	$0.70	$0.80
Stock-based compensation	0.04	0.04
Amortization of intangible assets	0.03	0.03
Tax effects of excluded items	(0.02)	(0.02)
Non-GAAP earnings per share	$0.75	$0.85